Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of Thompson Creek Metals Company Inc. (the "Company") on Form 10-Q for the period ended June 30, 2014, as filed with the Securities and Exchange Commission (the "Report"), Jacques Perron, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 5, 2014

/s/ JACQUES PERRON
Jacques Perron Chief Executive Officer